UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2022

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Clovis Oncology, Inc. (the “Company”) was held on June 9, 2022. At the Annual Meeting, the stockholders of the Company voted on the following seven proposals and cast their votes as described below. The Annual Meeting was partially adjourned to July 7, 2022 solely with respect to the voting on Proposal Two, Proposal Three and Proposal Four. The Annual Meeting will resume with respect to Proposal Two, Proposal Three and Proposal Four at 8:30 a.m. Mountain Time on July 7, 2022 and will continue to be held at the Westin Denver International Airport, 8300 Peña Blvd, Denver, CO 80249.

Proposal One

The individuals listed below were elected at the Annual Meeting to serve a three-year term on the Company’s Board of Directors.

	For	Withheld	Broker Non-Votes
Brian G. Atwood	25,413,631	31,057,187	39,848,985
James C. Blair	28,459,723	28,011,095	39,848,985
Richard A. Fair	29,435,036	27,035,782	39,848,985
Paul H. Klingenstein	29,229,177	27,241,641	39,848,985

Proposal Two

Proposal two was to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-7 (the “Reverse Stock Split”). The Company has adjourned the Annual Meeting with respect to Proposal Two to provide its stockholders additional time to vote on Proposal Two. Support for Proposal Two is approximately 57% of the votes cast on the proposal. However, the affirmative vote of holders of more than 50% of all of the Company’s issued and outstanding shares of common stock is necessary for Proposal Two to be approved.

Proposal Three

Proposal three was to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to decrease, concurrent with and conditioned upon the implementation of the Reverse Stock Split, the number of authorized shares of the Company’s common stock from 200,000,000 to 57,142,000 shares. The Company has adjourned the Annual Meeting with respect to Proposal Three to provide its stockholders additional time to vote on Proposal Three. Support for Proposal Three is approximately 57% of the votes cast on the proposal. However, the affirmative vote of holders of more than 50% of all of the Company’s issued and outstanding shares of common stock is necessary for Proposal Three to be approved.

Proposal Four

Proposal four was to approve an amendment and restatement of the Clovis Oncology, Inc. Amended and Restated 2020 Stock Incentive Plan to increase the number of shares of common stock available for issuance under the Plan by 4,000,000 shares (prior to giving effect to the Reverse Stock Split), concurrent with and conditioned upon the implementation of the Reverse Stock Split. The Company has adjourned the Annual Meeting with respect to Proposal Four to provide its stockholders additional time to vote on Proposal Four. Support for Proposal Four is approximately 49.6% of the votes cast on the proposal.

Proposal Five

Proposal five was to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
28,607,406	27,108,645	754,767	39,848,985

Proposal Six

Proposal six was to ratify the appointment of Ernst & Young LLP as auditors of the Company for the fiscal year ending December 31, 2022. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
75,805,525	17,762,149	2,752,129	—

Proposal Seven

Proposal seven was to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2, Proposal 3 or Proposal 4. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
57,816,901	36,448,427	2,054,475	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

June 9, 2022	By:	/s/ Paul Gross
	Name:	Paul Gross
	Title:	Executive Vice President and General Counsel